UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2018, the Board of Directors of Post Holdings, Inc. (the “Company” or “Post”) appointed Bradly A. Harper, age 44, as its Principal Accounting Officer, effective December 1, 2018. On December 1, 2018, Mr. Harper will be the Company’s Senior Vice President and Chief Accounting Officer. Mr. Harper has served since November 2014, and will continue to serve until December 1, 2018, as Vice President and Corporate Controller of the Company. Mr. Harper previously served as the Company’s Director of Corporate Accounting and Reporting from December 2011 until November 2014. Prior to joining Post, Mr. Harper served as Assistant Controller of Savvis, Inc., a global leader in cloud infrastructure and hosted IT solutions for enterprises.
There are no arrangements or understandings between Mr. Harper and any other person pursuant to which he was appointed to serve as the Company’s Principal Accounting Officer. There are no family relationships between Mr. Harper and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Harper and the Company.
Jeff A. Zadoks, who has been serving as the Company’s Principal Accounting Officer prior to Mr. Harper’s appointment, will continue to serve as the Company’s Executive Vice President and Chief Financial Officer and Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel and Chief Administrative Officer, Secretary

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